Exhibit 10.5(a)


                               SECOND AMENDMENT TO
                      THE PINNACLE WEST CAPITAL CORPORATION
                   SUPPLEMENTAL EXCESS BENEFIT RETIREMENT PLAN


     Effective January 1, 1987, PINNACLE WEST CAPITAL CORPORATION adopted the PINNACLE WEST CAPITAL CORPORATION SUPPLEMENTAL EXCESS BENEFIT RETIREMENT PLAN (the "Plan"). The Plan was amended and restated several times thereafter. Most recently the Plan was amended and restated effective January 1, 2000 to merge the ARIZONA PUBLIC SERVICE COMPANY SUPPLEMENTAL EXCESS BENEFIT RETIREMENT PLAN into the Plan and to make certain other technical changes.

     By this instrument the Company intends to amend the Plan to clarify payment options available under the Plan.

     1. This Amendment shall amend only those Sections set forth herein and those Sections not amended hereby shall remain in full force and effect.

     2. ARTICLE FIVE, Subsection (b) is hereby amended in its entirety to read as follows:

          (b) Benefits payable to a participant under Section 4(b) shall become payable when a participant (or his spouse or beneficiary) begins to receive payments under the Retirement Plan, and shall be subject to the same adjustments and shall be payable by the Company in the same manner and at the same time as the Plan participant's (or his spouse's or beneficiary's) benefits under the Retirement Plan are paid, as though such benefits were otherwise payable as a part of the benefits being paid under the Retirement Plan, subject to ARTICLE SIX. With the exception of Section 6.6 of the Retirement Plan, an election or mode of payment under the Retirement Plan shall constitute an election of a similar mode of payment under this Plan.
     Section 6.6 of the Retirement Plan shall not be a form of payment available under this Plan.
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     3. The following Subsection (c) is hereby added to the end of ARTICLE FIVE:

          (c) If the present value of a Participant's vested benefits under the Plan is Five Thousand Dollars ($5,000.00), or less, at any time after the Participant's retirement or termination of employment and before his Annuity Starting Date, the Participant's vested benefits shall be distributed in a single lump sum. The benefits of a non-vested Participant shall automatically be deemed to be cashed out pursuant to this ARTICLE FIVE (c) upon such Participant's termination of employment. If the present value of a Participant's vested benefits is more than Five Thousand Dollars ($5,000.00) but not more than Ten Thousand Dollars ($10,000.00) at any time after the Participant's retirement or termination of employment and before his Annuity Starting Date, the Participant's vested benefits shall be distributed in a single lump sum if such distribution is requested in writing by the Participant and his Spouse, if married, in accordance with the consent and waiver provisions of Section 6.2 of the Retirement Plan.

          If the present value of the Spouse's Benefit or Vested Survivor's Benefit under the Plan, as applicable, is Five Thousand Dollars ($5,000.00), or less, at any time after the Participant's death and before the commencement of such benefit, the benefit shall be distributed in a single lump sum. If the present value of the Spouse's Benefit or Vested Survivor's Benefit is more than Five Thousand Dollars ($5,000.00) but not more than Ten Thousand Dollars ($10,000.00) at any time after the Participant's death and before the commencement of such benefit, the benefit shall be distributed in a single lump sum if such distribution is requested in writing by the Participant's surviving Spouse.

          For purposes of calculating the present value of a Participant's vested benefits, the Spouse's Benefit or the Vested Survivor's Benefit, the actuarial assumptions incorporated by reference in Section 2.1(c) of the
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     Retirement Plan shall be used, but in no event shall such present value be less than the present value calculated using the "applicable interest rate" and "applicable mortality table," as defined in Section 5.16 of the Retirement Plan.

     4. Except as otherwise expressly provided herein, this Amendment shall be effective January 1, 2002.

     Except as amended hereby, the Company ratifies and confirms the Plan as amended and restated effective January 1, 2000, and as thereafter amended.


                                Dated: December 19, 2001


                                PINNACLE WEST CAPITAL CORPORATION


                                By Armando B. Flores
                                   Its Executive Vice President,
                                       Corporate Business Services